===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) June 2, 2000

                                   ETOYS INC.
               (Exact Name of Registrant as Specified in Charter)



            DELAWARE                0-25709              95-4633006
(State or Other Jurisdiction      (Commission         (I.R.S. Employer
       of Incorporation)          File Number)       Identification No.)


        3100 OCEAN PARK BLVD., SUITE 300, SANTA MONICA, CALIFORNIA 90405
        (Address of Principal Executive Offices)     (ZIP Code)

               Registrant's telephone number, including area code:
                                 (310) 664-8100


===============================================================================

ITEM 5.  OTHER EVENTS

         The Registrant is filing this current report on Form 8-K to make generally available certain information concerning the Registrant's management and for purposes of enabling the Registrant to incorporate the following information in its Registration Statement on Form S-3. The information set forth below is substantially similar to the information that was previously filed by the Registrant in its Registration Statement on Form S-1 (File No. 333-72469) pertaining to the initial public offering of its common stock.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

    The following table sets forth specific information regarding our executive officers and directors as of September 30, 1999:


NAME                                  AGE                               POSITION(S)
----                                --------       ------------------------------------------------------
Edward C. Lenk....................     38          President, Chief Executive Officer and Uncle of the
                                                   Board
Steven J. Schoch..................     41          Senior Vice President and Chief Financial Officer
John R. Hnanicek..................     35          Senior Vice President and Chief Information Officer
Frank C. Han......................     35          Senior Vice President of Product Development
Janine Bousquette.................     39          Senior Vice President of Marketing
Louis V. Zambello III.............     41          Senior Vice President of Operations
Matthew N. Glickman...............     33          Director
Peter C.M. Hart...................     48          Director
Tony A. Hung......................     32          Director
Michael Moritz....................     44          Director
Daniel J. Nova....................     37          Director


    EDWARD C. LENK founded eToys and has served as our President, Chief Executive Officer and a Director since June 1997. In December 1998, he was appointed Uncle of the Board. Prior to founding eToys, from May 1994 to July 1996, Mr. Lenk was employed as Vice President of Strategic Planning at The Walt Disney Company, where he was responsible for strategic planning and new business development of Worldwide Attractions and Resorts. From May 1991 to May 1994, he was a Director of Strategic Planning at The Walt Disney Company. Mr. Lenk received a Bachelor of Arts SUMMA CUM LAUDE from Bowdoin College and a Masters in Business Administration, with distinction, from Harvard Business School.

    STEVEN J. SCHOCH has served as our Chief Financial Officer since
January 1999. Prior to joining us, from December 1995 to January 1999,
Mr. Schoch was Vice President and Treasurer of Times Mirror Company, a newspaper and magazine publishing company. He also served as Chief Executive Officer and President of a wholly owned subsidiary of Times Mirror Company dedicated to the reduction and containment of costs of the parent company. From March 1991 to October 1995, Mr. Schoch worked at The Walt Disney Company, most recently as Vice President, Treasurer--Euro Disney S.C.A. Mr. Schoch received a Bachelor of Science from Tufts University and a Masters in Business Administration from the Amos Tuck School of Business Administration at Dartmouth College.

    JOHN R. HNANICEK has served as our Chief Information Officer since
December 1998. Prior to joining us, from October 1996 to December 1998, he was employed as Senior Vice President of Information Systems for Hollywood Entertainment, Inc., a nationwide retail video chain. From January 1996 to October 1996, Mr. Hnanicek served as Chief Information Officer for
Homeplace, Inc., a home furnishings chain. From 1990 to 1995, he served as Senior Vice President of Information Systems and Logistics at OfficeMax, Inc., a retail office supply outlet. Mr. Hnanicek holds a Bachelor of Science in Computer Science and Accounting from Cleveland State University.

    FRANK C. HAN has served as our Senior Vice President of Product Development since January 1999. From February 1997 to January 1999, Mr. Han was our Chief Operating Officer and Vice President of Finance. Prior to joining us, Mr. Han worked at Union Bank of California, serving as Vice President of Interactive Markets from January 1995 to February 1997 and as Director of Strategic Planning from 1993 to 1995. Mr. Han received a Bachelor of Science CUM LAUDE from Yale University and a Masters in Business Administration from the Stanford Graduate School of Business.

    JANINE BOUSQUETTE has served as our Senior Vice President of Marketing since May 1999. Prior to joining us, from 1995 to May 1999, Ms. Bousquette worked at PepsiCo Inc., a manufacturer of soft drinks, juices and snackfoods, serving most recently as Vice President of Marketing and also serving as Vice President of Marketing for the Flavor Brands. From 1982 to 1995, Ms. Bousquette worked in brand management at The Procter & Gamble Company, a manufacturer of consumer products, serving most recently as Senior Marketing Director. Ms. Bousquette received a Bachelor of Arts PHI BETA KAPPA from the University of Michigan.

    LOUIS V. ZAMBELLO III has served as our Senior Vice President of Operations since December 1998. Prior to joining us, from 1984 to 1998, he held a variety of positions at L.L. Bean, Inc., an outdoor retailer. Most recently, Mr. Zambello served as Senior Vice President of Operations and Creative from June 1998 to December 1998, as Senior Vice President of Operations from December 1993 to June 1998, as Vice President of Merchandise Services and Manufacturing from December 1991 to August 1993 and in a variety of other positions since 1984. Mr. Zambello received a Bachelor of Arts MAGNA CUM LAUDE from Cornell University and a Masters in Business Administration from Harvard Business School.

    MATTHEW N. GLICKMAN has served as a Director of eToys since July 1999.
Mr. Glickman co-founded BabyCenter and has served as its Chief Executive Officer since October 1996. Prior to founding BabyCenter, he served as Product Manager for Intuit Inc.'s Quicken personal finance software product and in other product management roles at Intuit from July 1993 to October 1996. He previously served as a consultant at Bain and Company. Mr. Glickman received a Bachelor of Arts, Phi Beta Kappa, from Amherst College, a Master of Arts in Educational Policy from the Stanford School of Education, and a Masters in Business Administration from the Stanford Graduate School of Business.

    PETER C.M. HART has served as a Director of eToys since October 1997. Since January 1999, Mr. Hart has been a Managing Partner of Wildkin LLC, a distributor of toys. Since November 1997, he has served as a business advisor to EdUsa, a company that provides language instruction over the Internet. From 1983 to 1997, he held a variety of positions at Ross Stores, Inc., an apparel retailer, most recently as a Senior Vice President managing warehousing, distribution and MIS operations. Previously, Mr. Hart was a Business Systems Analyst at Joseph Magnin Department Store in San Francisco and at Rediffusion in Buckinghamshire, England. Mr. Hart is a member of the Audit Committee of the Board of Directors.

    TONY A. HUNG has served as a Director of eToys since December 1997. Since 1997, he has been a Vice President of DynaFund Ventures, a venture capital partnership. Previously, Mr. Hung held a variety of positions at The Walt Disney Company, serving as Manager of Corporate Strategic Planning from 1996 to 1997, as Manager of Television and Telecommunications from 1995 to 1996, and as Senior Analyst in the Corporate Treasury department from 1992 to 1995. Mr. Hung serves on the boards of directors of a number of private companies. Mr. Hung holds a Bachelor of Arts from Harvard University and a Masters in Business Administration from The Anderson School at University of California at Los Angeles. Mr. Hung is a member of the Audit Committee of the Board of Directors.

    MICHAEL MORITZ has served as a Director of eToys since June 1998. He has been a general partner of Sequoia Capital, a venture capital firm, since 1986. Mr. Moritz serves as a director of Yahoo! Inc. and Flextronics International Ltd., as well as several private companies. Mr. Moritz received a Master of Arts degree from Oxford University and a Masters in Business Administration from the Wharton School at the University of Pennsylvania. Mr. Moritz is a member of the Compensation Committee of the Board of Directors.

    DANIEL J. NOVA has served as a Director of eToys since June 1998. Since August 1996, Mr. Nova has served as a general partner of Highland Capital Partners, a venture capital firm. Previously, he was a general partner of CMG@Ventures from January 1995 to August 1996 and a Senior Associate at Summit Partners from June 1991 to January 1995. Mr. Nova is a director of Lycos, Inc., an online portal, and several private companies. Mr. Nova received a Bachelor of Science in Computer Science and Marketing with honors from Boston College and a Masters in Business Administration from

Harvard Business School. Mr. Nova is a member of the Audit and Compensation Committees of the Board of Directors.

    Our Board of Directors currently consists of six members with one vacancy. Currently, each director is elected for a period of one year at our annual meeting of stockholders and serves until the next annual meeting or until his successor is duly elected and qualified. Commencing at our first annual meeting of stockholders following the date on which we have at least 800 stockholders, which is expected to be the annual meeting held in 2000, our Certificate of Incorporation provides for the Board of Directors to be divided into three classes, with staggered three-year terms. As a result, following that time, directors will serve for three-year terms and only one class of directors will be elected at each annual meeting of stockholders.

    Our executive officers serve at the discretion of the Board of Directors. There are no family relationships among any of our directors or executive officers.

BOARD COMMITTEES

    Our Board of Directors established the Compensation Committee in
December 1998 and the Audit Committee in February 1999. The Compensation Committee reviews and recommends to the Board of Directors the compensation and benefits of all our officers and establishes and reviews general policies relating to compensation and benefits of our employees. The Audit Committee reviews our internal accounting procedures and consults with and reviews the services provided by our independent accountants.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The members of our Compensation Committee of the Board of Directors are currently Mr. Moritz and Mr. Nova, neither of whom has ever been an officer or employee of eToys. Prior to establishing the Compensation Committee in December 1998, the Board of Directors as a whole performed the functions delegated to the Compensation Committee.

DIRECTOR COMPENSATION

    Our directors do not currently receive any cash compensation from us for their service as members of the Board of Directors, although they are reimbursed for travel and lodging expenses in connection with attendance at Board and Committee meetings. Under our 1997 Stock Plan, nonemployee directors are eligible to receive stock option grants and stock purchase rights at the discretion of the Board of Directors or other administrator of the plan. Under our 1999 Directors' Stock Option Plan, non-employee directors are eligible to receive automatic stock option grants upon their initial appointment and at each of our annual stockholders meetings, as described more fully below under the heading "Stock Plans." In September 1997 the Board of Directors granted
Mr. Hart an option to purchase 300,000 shares of common stock at $0.005 per share in connection with his appointment as a member of the Board of Directors. 1/4th of the shares vested upon June 15, 1998 and 1/48th of the total number of shares vest monthly from and after June 15, 1998. From January 1998 to June 1998, Mr. Hart provided us consulting services. In connection with these services, Mr. Hart received aggregate payments of $39,000, reimbursement of his expenses and an option to purchase 63,000 shares of common stock at $0.033 per share. This option, which vested at the rate of 1/6th per month commencing upon February 1, 1998, is fully vested.

EXECUTIVE COMPENSATION

    The following table sets forth the compensation received for services rendered to eToys during the fiscal years ended March 31, 1998 and March 31, 1999 by our (i) Chief Executive Officer, (ii) our four most highly compensated executive officers who earned more than $100,000 during the fiscal year ended March 31, 1999, and (iii) one additional executive officer that joined eToys after the end of fiscal 1998. These individuals are referred to in this Offering Circular collectively as our named executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                                                          AWARDS
                                                      ANNUAL COMPENSATION              -------------
                                            ----------------------------------------    SECURITIES
                                  FISCAL                              OTHER ANNUAL      UNDERLYING        ALL OTHER
NAME AND PRINCIPAL POSITION        YEAR     SALARY($)   BONUS($)    COMPENSATION($)     OPTIONS(#)     COMPENSATION($)
---------------------------      --------   ---------   ---------   ----------------   -------------   ----------------
Edward C. Lenk ................    1998      105,000       --            --              3,000,000          --
  President and Chief Executive
  Officer
Louis V. Zambello III(1) ......    1998       50,000      28,750         --                825,000          --
  Senior Vice President of
  Operations
John R. Hnanicek(2) ...........    1998       37,500      15,000         --                600,000          --
  Senior Vice President and
  Chief Information Officer
Steven J. Schoch(3) ...........    1998       20,833       4,167         --                750,000          --
  Senior Vice President and
  Chief Financial Officer
Frank C. Han ..................    1998       93,750      10,000         --                825,750          --
  Senior Vice President of
  Product Development


------------------------------

(1) Louis V. Zambello III became Senior Vice President of Operations in December 1998. On an annual basis, Mr. Zambello's salary would have been $200,000. Mr. Zambello is entitled to a bonus of $115,000 which vests monthly over the first year of his employment; the amount in the table reflects the portion of his bonus that vested in fiscal 1998.

(2) John R. Hnanicek became Senior Vice President and Chief Information Officer in December 1998. On an annual basis, Mr. Hnanicek's salary would have been $150,000. Mr. Hnanicek was paid a bonus of $60,000 which vests monthly over the first year of his employment; the amount in the table reflects the portion of his bonus that vested in fiscal 1998.

(3) Steven J. Schoch became Senior Vice President and Chief Financial Officer in January 1999. On an annual basis, Mr. Schoch's salary would have been $125,000. Mr. Schoch is entitled to a bonus of $25,000 which vests monthly over the first year of his employment; the amount in the table reflects the portion of his bonus that vested in fiscal 1998.

    We did not pay to our Chief Executive Officer or any named executive officer any compensation intended to serve as incentive for performance to occur over a period longer than one year pursuant to a long-term incentive plan in the fiscal year ended March 31, 1999. We do not have any defined benefit or actuarial plan with respect to our Chief Executive Officer or any named executive officer under which benefits are determined primarily by final compensation and years of service.

OPTION GRANTS

    The following table provides summary information regarding stock options granted to our named executive officers during the fiscal year ended March 31, 1999.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                     INDIVIDUAL GRANTS
                                -----------------------------------------------------------
                                                  PERCENT OF                                   POTENTIAL REALIZABLE VALUE AT
                                 NUMBER OF           TOTAL                                        ASSUMED ANNUAL RATES OF
                                SECURITIES          OPTIONS                                    STOCK PRICE APPRECIATION FOR
                                UNDERLYING        GRANTED IN                                          OPTION TERM(3)
                                  OPTIONS         FISCAL 1998   EXERCISE PRICE   EXPIRATION   -------------------------------
NAME                            GRANTED(#)          (%)(1)       ($/SHARE)(2)       DATE            5%              10%
----                            -----------       -----------   --------------   ----------   --------------   --------------
Edward C. Lenk................   3,000,000(4)        21.25%         $0.143        10/21/08    $   43,279,730   $   68,915,737
Louis V. Zambello III.........     825,000(5)(8)      5.84           1.667        12/31/08         9,854,812       15,692,141
John R. Hnanicek..............     600,000(5)         4.25           1.667        12/31/08         7,167,136       11,412,466
Steven J. Schoch..............     750,000(6)(9)      5.31           3.333         1/31/09         6,922,802       11,023,405
Frank C. Han..................     825,000(4)         5.84           0.143        10/21/08        11,901,925       18,951,827
                                       750(7)         0.01           2.833         1/31/09             7,533           11,996

------------------------------

(1) We granted options for an aggregate of 14,116,650 shares to our employees and consultants under the 1997 Stock Plan and the 1999 Stock Plan during the fiscal year ended March 31, 1999. See "Stock Plans".

(2) Options were granted at an exercise price equal to the fair market value of the common stock, as determined by the Board of Directors on the date of grant.

(3) The potential realizable value is calculated assuming the exercise price on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. All options listed have a term of 10 years. Stock price appreciation of 5% and 10% is assumed pursuant to the rules of the Securities and Exchange Commission. There can be no assurance that the actual stock price will appreciate over the 10-year option term at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from the option grants made to the named executive officers.

(4) The options become exercisable at the rate of 1/4th of the total number of shares on October 21, 1999 and 1/48th of the total number of shares monthly from and after October 21, 1999.

(5) The options are immediately exercisable. However, if exercised, the underlying shares are subject to a right of repurchase at cost in our favor which lapses at the rate of 1/4th of the total number of shares on December 31, 1999 and 1/48th of the total number of shares monthly from and after December 31, 1999.

(6) The option is immediately exercisable. However, if exercised, the underlying shares are subject to a right of repurchase at cost in our favor which lapses at the rate of 1/4th of the total number of shares on January 31, 2000 and 1/48th of the total number of shares monthly from and after January 31, 2000.

(7) The option is immediately exercisable.

(8) The option provides that in the event we undergo a change in control within two years following the optionee's commencement of employment, a total of 412,500 shares subject to the option will be released from our repurchase option.

(9) The option provides that in the event we undergo a change in control within eighteen months following the optionee's commencement of employment, a total of 281,250 shares subject to the option will be released from our repurchase option.

OPTION EXERCISES AND HOLDINGS

    The following table provides summary information concerning the shares of common stock represented by outstanding stock options held by our named executive officers as of March 31, 1999.

                         FISCAL YEAR-END OPTION VALUES

                                                               NUMBER OF SECURITIES
                                                              UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                    OPTIONS AT                  MONEY OPTIONS AT
                                                                 MARCH 31, 1999(1)            MARCH 31, 1999(1)(2)
                                                            ---------------------------   ----------------------------
NAME                                                        EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                                                        -----------   -------------   -----------   --------------
Edward C. Lenk(3).........................................         --       3,000,000             --     $26,570,000
Louis V. Zambello III(4)..................................    825,000              --     $6,050,000              --
John R. Hnanicek(4).......................................    600,000              --      4,400,000              --
Steven J. Schoch(5).......................................    750,000              --      4,250,000              --
Frank C. Han(6)...........................................        750         825,000          4,625       7,306,750

------------------------------

(1) No options were exercised as of the completion of the fiscal year ended March 31, 1999.

(2) Based on the estimated fair market value of $9.00 for our common stock on March 31, 1999.

(3) The option becomes exercisable at the rate of 1/4th of the total number of shares on October 21, 1999 and 1/48th of the total number of shares monthly from and after October 21, 1999.

(4) The options are immediately exercisable. However, if exercised, the underlying shares are subject to a right of repurchase at cost in our favor which lapses at the rate of 1/4th of the total number of shares on December 31, 1999 and 1/48th of the total number of shares monthly from and after December 31, 1999.

(5) The option is immediately exercisable. However, if exercised, the underlying shares are subject to a right of repurchase at cost in our favor which lapses at the rate of 1/4th of the total number of shares on January 31, 2000 and 1/48th of the total number of shares monthly from and after January 31, 2000.

(6) Mr. Han holds an immediately exercisable option to purchase 750 shares. Mr. Han holds a second option to purchase 825,000 shares which becomes exercisable at the rate of 1/4th of the total number of shares on October 21, 1999 and 1/48th of the total number of shares monthly from and after October 21, 1999.

STOCK PLANS

    1999 STOCK PLAN. The Board of Directors adopted our 1999 Stock Plan in February 1999 and our stockholders approved it in March 1999. We have reserved a total of 24,800,000 shares of common stock for issuance under the 1999 Stock Plan, plus an automatic annual increase on the first day of our fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 5,200,000 shares, 3.0% of our outstanding common stock on the last day of the immediately preceding fiscal year or such lesser number of shares as the Board of Directors determines. As of September 30, 1999, options to purchase 5,567,576 shares of common stock with a weighted average exercise price equal to $18.34 have been granted, 688 options of which have been exercised.

    The 1999 Stock Plan provides for the granting to employees, including officers and directors, of incentive stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended, and for the granting to employees and consultants, of stock purchase rights and nonstatutory stock options. If an optionee would have the right in any calendar year to exercise for the first time incentive stock options for shares having an aggregate fair market value (under all of our plans and determined for each share as of the date the option to purchase the shares was granted) in excess of $100,000, any such excess options shall be treated as nonstatutory stock options. Unless terminated earlier, the 1999 Stock Plan will terminate in February 2009.

    The 1999 Stock Plan may be administered by the Board of Directors or a committee of the Board, each known as the "administrator". The Board of Directors currently administers the 1999 Stock Plan. The administrator determines the terms of options and stock purchase rights granted under the 1999 Stock Plan, including the number of shares subject to an option or stock purchase right, the exercise or purchase price, and the term and exercisability of options. The administrator may grant an individual employee options or stock purchase rights under the 1999 Stock Plan during any one fiscal year to purchase a maximum of 9,000,000 shares. The exercise price of all incentive stock options granted under the 1999 Stock Plan generally must be at least equal to the fair market value of our common stock on the date of grant. The administrator has the authority to grant nonstatutory stock options and stock purchase rights at prices below fair market value, although the exercise price of such awards granted to our Chief Executive Officer or our four other most highly compensated officers will generally equal at least 100% of the fair market value of the common stock on the date of grant. Payment of the purchase price of options and stock purchase rights may be made in cash or other consideration as determined by the administrator.

    Generally, options granted under the plan have a term of ten years and are nontransferable. The administrator may grant nonstatutory stock options with limited transferability rights in circumstances specified in the 1999 Stock Plan. The administrator determines the vesting terms of options and stock issued pursuant to stock purchase rights. We expect that options and stock purchase rights granted under the 1999 Stock Plan generally will vest at the rate of 1/4th of the total number of shares subject to the options or stock purchase rights 12 months after the date of grant, and 1/48th of such total number of shares each month thereafter.

    If an optionee's continuous status as an employee or consultant terminates other than as a result of his or her death or disability, his or her option may be exercised to the extent provided for in the Notice of Stock Option Grant, following which the option will terminate. If an optionee's continuous status as an employee or consultant terminates as a result of his or her death or disability (or, in the case of the optionee's death, within 30 days following termination of the optionee's continuous status as an employee or consultant) his or her option may be exercised for twelve months following such date of death or disability to the extent such right to exercise had accrued through the date of his or her death or disability. In no event may an option be exercised following the option expiration date.

    In the event that we undergo a change in control as defined in our 1999 Stock Plan, we expect that awards outstanding under the 1999 Stock Plan will be assumed or equivalent awards substituted by our acquiror. If an acquiror did not agree to assume or substitute awards, the vesting of outstanding options and stock issued pursuant to stock purchase rights will accelerate in full prior to consummation of the transaction. If we are acquired pursuant to a transaction in which outstanding awards are assumed or substituted by our acquiror and a participant holding an assumed or substituted award is involuntarily terminated within 24 months following the acquisition, the vesting of any award held by such person would accelerate in full immediately prior to the date of his or her termination. Notwithstanding anything to the contrary, no vesting acceleration or lapse of a repurchase right will occur if such vesting acceleration or lapse of a repurchase right will cause a transaction intended to qualify as a "pooling of interests" to be ineligible for such treatment. Moreover, in the event the vesting acceleration or lapse of a repurchase right constitutes a "parachute payment" within the meaning of Section 280G of the Internal Revenue Code of 1986, as amended, such vesting acceleration or lapse of a repurchase right may be limited such that no portion of any benefits will be subject to excise tax under Section 4999 of the Code.

    The Board has the authority to amend or terminate the 1999 Stock Plan as long as such action does not materially and adversely affect any outstanding option and provided that stockholder approval for any amendments to the 1999 Stock Plan shall be obtained to the extent required by applicable law.

    1997 STOCK PLAN. The Board of Directors adopted and our stockholders approved our 1997 Stock Plan in March 1997. We have reserved a total of 17,400,000 shares of common stock for issuance under the 1997 Stock Plan. As of September 30, 1999, options to purchase 2,452,716 shares of common stock with a weighted average exercise price of $0.15 had been exercised and options to purchase a total of 12,032,858 shares at a weighted average exercise price of $0.73 per share were outstanding. As of September 30, 1999, 1,013,150 shares remained available for future issuance under the 1997 Stock Plan. However, the Board has determined that all future grants to employees and consultants will take place under our 1999 Stock Plan and therefore any shares remaining available for issuance under the 1997 Stock Plan as of the date of this offering will be returned to our authorized but unissued capital stock and will not be available for future grant. Shares returning to the 1997 Stock Plan upon cancellation of outstanding options may be made subject to future grant after the date of this offering. Unless terminated earlier, the 1997 Stock Plan will terminate in March 2007.

    The terms of options and stock purchase rights issued under the 1997 Stock Plan are generally the same as those which may be issued under the 1999 Stock Plan, except with respect to the following features. The 1997 Stock Plan does not impose an annual limitation on the number of shares subject to options or stock purchase rights which may be issued to any individual employee. Nonstatutory stock options or stock purchase rights granted under the 1997 Stock Plan are nontransferable in all cases and must generally be granted with an exercise price or purchase price equal to at least 85% of the fair market value of the common stock on the date of grant.

    Awards issued prior to May 3, 1999 are governed by change in control provisions as in effect at the time of grant and as set forth in any applicable written agreements, including any amendments to such agreements.

    BABYCENTER, INC. 1997 STOCK PLAN. In connection with the BabyCenter merger, we assumed the outstanding options issued under the BabyCenter, Inc. 1997 Stock Plan. Upon closing of the merger, options outstanding under the BabyCenter plan became options to purchase an aggregate of 2,720,858 shares of our common stock. The terms of the BabyCenter options are similar to the terms of options issuable under our 1999 Stock Plan, except that if we were acquired, such options would terminate if not assumed, or equivalent options substituted, by our acquiror.

    1999 DIRECTORS' STOCK OPTION PLAN. The Board of Directors adopted our 1999 Directors' Stock Option Plan in February 1999 and our stockholders approved it in March 1999. We have reserved a total of 600,000 shares of common stock for issuance under the 1999 Directors' Stock Option Plan. The 1999 Directors' Stock Option Plan became effective May 19, 1999 and, unless terminated earlier, will continue in effect for ten years. As of the date hereof, no options to purchase shares of common stock have been issued under the 1999 Directors' Stock Option Plan. The 1999 Directors' Stock Option Plan is designed to work automatically without administration; however, to the extent administration is necessary, it will be performed by the Board of Directors.

    The 1999 Directors' Stock Option Plan provides that each person who becomes a nonemployee director after the effective date of the plan will be granted a nonstatutory stock option to purchase 60,000 shares of common stock on the date on which the optionee first becomes a nonemployee director. In addition, on the date of each annual meeting of stockholders, each nonemployee director will automatically be granted an additional option to purchase 15,000 shares of common stock if, on such date, he or she has served on our Board of Directors for at least six months. All options granted under the 1999 Directors' Stock Option Plan shall have an exercise price equal to 100% of the fair market value of the common stock as of the date of grant and will be vested and exercisable in full immediately upon grant. Options granted under the 1999 Directors' Stock Option Plan are nontransferable.

    A nonemployee director who ceases to serve as a director for any reason other than death or disability has 90 days after the date he or she ceases to be a director to exercise options granted under the 1999 Directors' Stock Option Plan. To the extent that he or she does not exercise an option within such 90 day period, the option will terminate. If a director's service on our Board of Directors terminates as a result of his or her death or disability (or, in the case of a nonemployee director's death within the 90 day period following such director's termination date), the director or the director's estate will have the right to exercise an option for 12 months following such termination date. Options granted under the 1999 Directors' Stock Option Plan have a term of ten years.

    In the event that we are acquired by another company, we expect that awards outstanding under the 1999 Directors' Stock Option Plan will be assumed or equivalent awards substituted by our acquiror. If an acquiror did not agree to assume or substitute awards, all outstanding awards under the 1999 Directors' Stock Option Plan would terminate to the extent not previously exercised upon consummation of the acquisition. The Board of Directors may amend or terminate the 1999 Directors' Stock Option Plan at any time as long as such action does not adversely affect any outstanding option and stockholder approval for any amendments is obtained to the extent required by applicable law.

    1999 EMPLOYEE STOCK PURCHASE PLAN. The Board of Directors adopted our 1999 Employee Stock Purchase Plan in February 1999 and our stockholders approved it in March 1999. We have reserved a total of 1,000,000 shares of common stock for issuance under the 1999 Employee Stock Purchase Plan, plus an automatic annual increase on the first day of each of our fiscal years beginning in 2000, 2001, 2002, 2003 and 2004 equal to the lesser of 620,000 shares, 0.5% of our outstanding common stock on the last day of the immediately preceding fiscal year, or such lesser number of shares as the Board of Directors shall determine. The 1999 Employee Stock Purchase Plan became effective May 19, 1999 and, unless terminated earlier by the Board of Directors, it will continue in effect for twenty years.

    The 1999 Employee Stock Purchase Plan is intended to qualify under
Section 423 of the Internal Revenue Code. This plan consists of a series of overlapping offering periods of 24 months' duration. Offering periods begin on May 1 and November 1 of each year during the term of the plan (the first offering period began on May 20, 1999 and will terminate on April 30, 2001). The Board of Directors has the authority under the plan to set new offering or purchase periods.

    The Board of Directors or a committee appointed by the Board of Directors will administer the 1999 Employee Stock Purchase Plan. The 1999 Employee Stock Purchase Plan permits eligible employees to purchase common stock through payroll deductions, which may not exceed 15% of an employee's compensation. The purchase price is equal to the lower of 85% of the fair market value of the common stock at the beginning of each offering period or at the end of each purchase period; provided, however, that for purposes of the first offering period, the purchase price will be equal to the lower of 85% of the price of our common stock to the public as set forth in our final prospectus for our initial public offering as filed with the SEC, and the value of the common stock at April 30, 2001. In circumstances specified in the 1999 Employee Stock Purchase Plan, the purchase price may be adjusted during an offering period to avoid our incurring adverse accounting charges. Our employees, including officers and employee directors, are eligible to participate in the 1999 Employee Stock Purchase Plan if they are employed by us for at least 20 hours per week and more than five months per year. Employees may end their participation in the 1999 Employee Stock Purchase Plan at any time, and participation ends automatically on termination of employment. If the fair market value of the common stock on a purchase date is less than the fair market value at the beginning of the offering period, each participant in the 1999 Employee Stock Purchase Plan shall automatically be withdrawn from the offering period as of the end of the purchase date and re-enrolled in the new 24-month offering period beginning on the first business day following the purchase date.

    The 1999 Employee Stock Purchase Plan limits the number of stock purchase rights that can be granted to any single employee. An employee cannot be granted rights to purchase stock under this plan if his or her rights accrue at a rate which exceeds $25,000 worth of stock in any calendar year. In addition, no employee may purchase more than 9,000 shares of common stock during any one purchase period (equivalent to a maximum of 36,000 shares over a 24-month offering period).

    In the event that we are acquired by another company, the 1999 Employee Stock Purchase Plan provides that each right to purchase stock will be assumed or equivalent rights substituted by our acquiror. If an acquiror did not agree to assume or substitute stock purchase rights, the offering period then in progress would be shortened and a new exercise date occurring prior to consummation of the acquisition would be set. The Board of Directors has the power to amend or terminate the 1999

Employee Stock Purchase Plan and to change or terminate offering periods as long as such action does not adversely affect any outstanding rights to purchase stock thereunder. However, the Board of Directors may amend or terminate the 1999 Employee Stock Purchase Plan or an offering period even if it would adversely affect outstanding options in order to avoid our incurring adverse accounting charges.

                         EMPLOYMENT AGREEMENTS


     In December 1998, we entered into an Offer Letter with John R.
Hnanicek, our Chief Information Officer. The agreement entitles Mr.
Hnanicek to a salary of $150,000 per year and a signing bonus of $60,000 which vests monthly over the first year of his employment. In December
1998, we granted Mr. Hnanicek an option to purchase 600,000 shares of common stock at $1.667 per share. The option is immediately exercisable and, if exercised, the underlying shares are subject to a right of repurchase in our favor. In the event of the termination of Mr. Hnanicek's employment, our repurchase option enables us to repurchase a specific number of his shares at $1.667 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of the shares will be released from our repurchase option on December 31, 1999 and 1/48th of the total number of shares will be released from our repurchase option monthly from and after December 31, 1999 until December 31, 2002. If Mr. Hnanicek is terminated without cause during his first six to 12 months of employment, an additional 1/48th of such shares shall be released from our repurchase option per each month of completed employment. This option expires on December
31, 2008.

     In December 1998, we entered into an Offer Letter with Louis V.
Zambello III, our Senior Vice President of Operations. The agreement entitles Mr. Zambello to a salary of $200,000 per year, a signing bonus of $115,000 which vests monthly over the first year of his employment and severance benefits equal to $100,000 if he is terminated without cause during the first 12 months of his employment with us. In December 1998, we granted
Mr. Zambello an option to purchase 825,000 shares of common stock at $1.667 per share. The option is immediately exercisable and, if exercised, the underlying shares are subject to a right of repurchase in our favor. In the event of the termination of Mr. Zambello's employment, our repurchase option enables us to repurchase a specific number of his shares at $1.667 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of the shares will be released from our repurchase option on December 31, 1999 and 1/48th of the total number of shares will be released from our repurchase option monthly from and after December 31, 1999 until December 31, 2002. If Mr. Zambello is terminated without cause during his first six to 12 months of employment, an additional 1/48th of such shares shall be released from our repurchase option for each month of completed employment. Furthermore, if we experience a change of control within two years following his commencement of employment, a total of 412,500 of such shares shall immediately be released from our repurchase option. This offering will not constitute such a change of control. This option expires on December 31, 2008.

     In January 1999, we entered into an Offer Letter with Steven J.
Schoch, our Chief Financial Officer. The agreement entitles Mr. Schoch to a salary of $125,000 per year, a signing bonus of $25,000 which vests monthly over the first year of his employment and severance benefits equal to $93,750 if he is terminated without cause during the first 12 months of his employment with us. In January 1999, we granted Mr. Schoch an option to purchase 750,000 shares of common stock at $3.333 per share. The option is immediately exercisable and, if exercised, the underlying shares are subject to a right of repurchase in our favor. In the event of the termination of Mr. Schoch's employment, our repurchase option enables us to repurchase a specific number of his shares at $3.333 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of the shares will be released from our repurchase option on January 31, 2000 and 1/48th of the total number of shares will be released from our repurchase option monthly from and after January 31, 2000 until January 31, 2003.
If Mr. Schoch is terminated without cause during his first six to 12 months of employment, an additional 1/48th of such shares will be released from our repurchase option for each month of completed employment. Furthermore, if we experience a change of control within 18 months following his commencement of employment, a total of 281,250 of such shares shall immediately be released from our repurchase option. This offering will not constitute such a change of control. This option expires on January
31, 2009.

     In May 1999, we entered into an Offer Letter with Janine Bousquette, our Senior Vice President of Marketing. The agreement entitles Ms.
Bousquette to a salary of $138,462 per year, a signing bonus of $75,000 which vests monthly over the first year of her employment and severance benefits equal to $100,000 if she is terminated without cause during the first 12 months of her employment with us. In May 1999, we granted to Ms.
Bousquette an option to purchase 480,000 shares of common stock at $11.00 per share. The option is immediately exercisable and, if exercised, the underlying shares are subject to a right of repurchase in our favor. In the event of the termination of Ms. Bousquette's employment, our repurchase option enables us to repurchase a specific number of her shares at $11.00 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of the shares will be released from our repurchase option on May 17, 2000 and 1/48th of the total number of shares will be released from our repurchase option monthly from and after May 17, 2000 until May 17, 2003. If Ms. Bousquette is terminated without cause during the first six months of her employment, an additional 1/8th of such shares shall be released from our repurchase option. If Ms. Bousquette is terminated without cause during her first six to 12 months of employment, an additional 1/48th of such shares shall be released from our repurchase option for each month of completed employment. Furthermore, if we experience a change of control within 18 months following her commencement of employment, a total of 180,000 of such shares shall immediately be released from our repurchase option. This offering will not constitute such a change of control. This option expires on May 17, 2009.

     We have entered into indemnification agreements with our officers and directors which may require us, among other things, to indemnify our officers and directors against liabilities that may arise by reason of their status or service as officers or directors, other than liabilities arising from willful misconduct of a culpable nature, and to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. See the section ""Management'' under the heading ""Limitation of Liability and Indemnification Matters''.


                              CERTAIN TRANSACTIONS

    In June 1997, we sold 7,500,000 shares of common stock to Edward C. Lenk at $0.005 per share in exchange for $18,750 in cash and a promissory note in the principal amount of $18,750. The note is full recourse and secured by 3,750,000 of Mr. Lenk's shares. 3,750,000 of Mr. Lenk's shares are subject to a repurchase option in our favor. In the event of the termination of his employment, our repurchase option enables us to repurchase a specific number of Mr. Lenk's shares at $0.005 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of such shares were released from our repurchase option on December 1, 1997, and 1/48th of such total are released from our repurchase option monthly from and after December 1, 1997 until December 1, 2000. In addition, all shares are immediately released from our repurchase option upon a change of control. This offering will not constitute such a change of control.

    In October 1998, we issued Mr. Lenk an option to purchase 3,000,000 shares of common stock at $0.143 per share. The option vests over four years according to the following schedule: 1/4th of the shares vested on October 21, 1999 and 1/48th of the total number of shares vest monthly from and after October 21, 1999 until October 21, 2002. This option expires on October 21, 2008.

    In June 1997, we sold 2,500,002 shares of common stock to Frank C. Han at $0.005 per share in exchange for $6,250 in cash and a promissory note in the principal amount of $6,250. The note is full recourse and secured by 1,250,001 of Mr. Han's shares. 1,250,001 of Mr. Han's shares are subject to a repurchase option in our favor. In the event of the termination of his employment, our repurchase option enables us to repurchase a specific number of Mr. Han's shares at $0.005 per share. Our repurchase option lapses over four years according to the following schedule: 1/4th of such shares were released from our repurchase option on February 1, 1998, and 1/48th of such total are released from our repurchase option monthly from and after February 1, 1998 until February 1, 2001. In addition, all shares are immediately released from our repurchase option upon a change of control. This offering will not constitute such a change of control.

    In October 1998, we issued Mr. Han an option to purchase 825,000 shares of common stock at $0.143 per share. The option vests over four years according to the following schedule: 1/4th of the shares vested on October 21, 1999 and 1/48th of the total number of shares vest monthly from and after October 21, 1999 until October 21, 2002. This option expires on October 21, 2008. In January 1999, we issued Mr. Han a fully vested option to purchase 750 shares of common stock at $2.833 per share. This option expires on January 31, 2009.

    In September 1997 we issued Peter C.M. Hart a stock option to purchase 300,000 shares of common stock at $0.005 per share. The option vests over four years according to the following schedule: 1/4th of the shares subject to the option vested on June 15, 1998 and 1/48th of the total have vested monthly from and after June 15, 1998 until June 15, 2001. This option expires on
September 29, 2007. In September 1997, we sold Mr. Hart a promissory note in the amount of $20,000 and a warrant to purchase 48,387 shares of preferred stock at $0.207 per share. The note converted into 98,817 shares of preferred stock in December 1997 and Mr. Hart exercised the warrant in full in March 1999.
Mr. Hart was appointed a Director in October 1997. From January 1998 to June 1998, Mr. Hart provided us part-time consulting services. In connection with these services, in February 1998 we issued Mr. Hart a stock option to purchase 63,000 shares of common stock at $0.033 per share. This option vested over six months according to the following schedule: 1/6th of the shares subject to this option vested monthly from and after February 1, 1998 until July 1, 1998. This option expires on February 5, 2008.

    The following table summarizes the shares of common stock and preferred stock purchased by our directors and 5% stockholders and persons and entities associated with them in private placement transactions. Each share of preferred stock automatically converted into one share of common stock upon the closing of our initial public offering in May 1999. The shares of common stock were sold at $0.005 per share, the shares of Series A preferred stock were sold at $0.207 per share, the shares of Series B preferred stock were sold at $0.701 per share and the shares of Series C preferred stock were sold at $10.00 per share. For more details, see the section "Principal Stockholders".

                                                     COMMON     SERIES A     SERIES B    SERIES C
       ENTITIES AFFILIATED WITH DIRECTORS            STOCK      PREFERRED   PREFERRED    PREFERRED
       ----------------------------------          ----------   ---------   ----------   ---------
Entities affiliated with Highland Capital
  Partners (Daniel Nova)(1)......................      --          --       11,411,184    999,999
Entities affiliated with Sequoia Capital (Michael
  Moritz)(2).....................................      --          --        7,131,990    999,999
Entities affiliated with DynaFund Ventures (Tony
  Hung)(3).......................................      --       4,838,709    2,852,796      --
Peter C.M. Hart..................................      --         147,204       --          --

              OTHER 5% STOCKHOLDERS
              ---------------------
idealab!.........................................  18,320,001      --           --          --
Intel Corporation................................      --       4,838,709    2,852,793      --
Entities affiliated with idealab! Capital
  Management I, LLC(4)...........................      --       4,838,709    2,139,594      --

------------------------

(1) Includes shares held by Highland Capital Partners III Limited Partnership, Highland Entrepreneurs' Fund III Limited Partnership, Highland Capital Partners IV Limited Partnership and Highland Entrepreneurs' Fund IV Limited Partnership. Daniel Nova is a general partner of the general partner of the Highland entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(2) Includes shares held by Sequoia Capital VIII, Sequoia International Technology Partners VIII (Q), CMS Partners LLC, Sequoia International Technology Partners VIII, Sequoia 1997, and Sequoia Capital Franchise Fund. Michael Moritz is a general partner of the general partners of the Sequoia entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(3) Includes shares held by DynaFund L.P. and DynaFund International L.P. Tony Hung is a vice president of the general partner of the DynaFund entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

(4) Includes shares held by idealab! Capital Partners I-A, LP and idealab! Capital Partners I-B, LP. idealab! Capital Management I, LLC is the general partner of idealab! Capital Partners I-A, LP and idealab! Capital
    Partners I-B, LP, and exercises voting and investment power over the shares held by these entities.

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth information known to us with respect to the beneficial ownership of our common stock as of September 30, 1999, by:

    - each stockholder known by us to own beneficially more than 5% of the common stock,

    - each director,

    - our named executive officers, and

    - all directors and named executive officers as a group.

                                                                SHARES BENEFICIALLY
                                                                     OWNED(1)
                                                              -----------------------
                                                                NUMBER     PERCENTAGE(2)
                                                              ----------     -----
idealab! ...................................................  18,320,001     15.31%
  130 West Union Street
  Pasadena, CA 91103
Entities affiliated with Highland Capital
  Partners(3) ..............................................  12,411,183     10.37
  Two International Place
  Boston, MA 02110
Entities affiliated with Sequoia Capital
  Partners(4) ..............................................   8,131,989      6.80
  3000 Sand Hill Road, Bldg. 4, Suite 280
  Menlo Park, CA 94025
Entities affiliated with DynaFund
  Ventures(5) ..............................................   7,691,505      6.43
  21311 Hawthorne Blvd., Suite 300
  Torrance, CA 90503
Intel Corporation ..........................................   7,691,502      6.43
  2200 Mission Blvd.
  Santa Clara, CA 95052
Entities affiliated with idealab! Capital ..................   6,978,303      5.83
  Management I, LLC(6)
  130 West Union Street
  Pasadena, CA 91103
Daniel J. Nova(7) ..........................................  12,411,183     10.37
Michael Moritz(8) ..........................................   8,131,989      6.80
Tony Hung(9) ...............................................   7,691,505      6.43
Edward C. Lenk(10) .........................................   8,303,500      6.89
Peter C.M. Hart(11) ........................................     391,454      *
Frank C. Han(12) ...........................................   2,712,940      2.26
Louis V. Zambello III(13) ..................................     825,000      *
Steven J. Schoch(14) .......................................     750,000      *
John R. Hnanicek(15) .......................................     600,000      *
Matthew N. Glickman ........................................   2,104,211      1.76
Janine Bousquette(16) ......................................     480,000      *
All directors and named executive officers as a group (11
  persons)(17) .............................................  44,401,782     37.11%

------------------------

   * Less than 1% of the outstanding shares of common stock.

 (1) Except pursuant to applicable community property laws or as indicated in the footnotes to this table, to our knowledge, each stockholder identified in the table possesses sole voting and investment power with respect to all shares of common stock shown as beneficially owned by such stockholder.

 (2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options or warrants held by that person that are currently exercisable or will become exercisable within 60 days after September 30, 1999 are deemed outstanding, while such shares are not deemed outstanding for computing percentage ownership of any other person.

 (3) Includes 10,954,737 shares held by Highland Capital Partners III Limited Partnership, 456,447 shares held by Highland Entrepreneurs' Fund III Limited Partnership, 960,000 shares held by Highland Capital Partners IV Limited Partnership and 39,999 shares held by Highland Entrepreneurs' Fund IV Limited Partnership. Highland Management Partners III LLC is the general partner of Highland Capital Partners III Limited Partnership and exercises voting and investment power over the shares held by this entity. HEF III LLC is the general partner of Highland Entrepreneurs' Fund III Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Management Partners IV LLC is the general partner of Highland Capital Partners IV Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Entrepreneurs' Fund IV LLC is the general partner of Highland Entrepreneurs' Fund IV Limited Partnership and exercises voting and investment power over the shares held by this entity.

 (4) Includes 6,463,722 shares held by Sequoia Capital VIII, 427,920 shares held by Sequoia International Technology Partners VIII (Q), 142,641 shares held by CMS Partners LLC, 82,017 shares held by Sequoia International Technology Partners VIII, 15,690 shares held by Sequoia 1997, and 999,999 shares held by Sequoia Capital Franchise Fund. SC VIII Management, LLC is the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII and Sequoia International Technology Partners VIII (Q) and exercises investment and voting power over the shares held by these entities. SC VIII Management, LLC also exercises investment and voting power over the shares held by CMS Partners LLC and Sequoia 1997. SCFF Management, LLC is the general partner of Sequoia Capital Franchise Fund and exercises investment and voting power over the shares held by this entity.

 (5) Includes 4,155,894 shares held by DynaFund International L.P. and 3,535,611 shares held by DynaFund L.P. DynaFund Ventures LLC is the general partner of DynaFund L.P. and DynaFund International L.P. and exercises investment and voting power over the shares held by these entities.

 (6) Includes 6,562,359 shares held by idealab! Capital Partners I-A, LP and 415,944 shares held by idealab! Capital Partners I-B, LP. idealab! Capital Management I, LLC is the general partner of idealab! Capital Partners I-A, LP and idealab! Capital Partners I-B, LP, and exercises voting and investment power over the shares held by these entities. William S. Elkus and William T. Gross exercise voting and investment power over idealab! Capital Management I, LLC.

 (7) Includes 10,954,737 shares held by Highland Capital Partners III Limited Partnership, 456,447 shares held by Highland Entrepreneurs' Fund III Limited Partnership, 960,000 shares held by Highland Capital Partners IV Limited Partnership and 39,999 shares held by Highland Entrepreneurs' Fund IV Limited Partnership. Highland Management Partners III LLC is the general partner of Highland Capital Partners III Limited Partnership and exercises voting and investment power over the shares held by this entity. HEF III LLC is the general partner of Highland Entrepreneurs' Fund III Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Management Partners IV LLC is the general partner of Highland Capital Partners IV Limited Partnership and exercises voting and investment power over the shares held by this entity. Highland Entrepreneurs' Fund IV LLC is the general partner of Highland Entrepreneurs' Fund IV Limited Partnership and exercises voting and investment power over the shares held by this entity. Daniel Nova is a general partner of the general partners of the Highland entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

 (8) Includes 6,463,722 shares held by Sequoia Capital VIII, 427,920 shares held by Sequoia International Technology Partners VIII (Q), 142,641 shares held by CMS Partners LLC, 82,017 shares held by Sequoia International Technology Partners VIII, 15,690 shares held by Sequoia 1997, and 999,999 shares held by Sequoia Capital Franchise Fund. SC VIII Management, LLC is the general partner of Sequoia Capital VIII, Sequoia International Technology Partners VIII and Sequoia International Technology Partners VIII (Q) and exercises investment and voting power over the shares held by these entities.
     SC VIII Management, LLC also exercises investment and voting power over the shares held by CMS Partners LLC and Sequoia 1997. SCFF Management, LLC is the general partner of Sequoia Capital Franchise Fund and exercises investment and voting power over the shares held by this entity. Michael Moritz is a general partner of the general partners of the Sequoia entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

 (9) Includes 4,155,894 shares held by DynaFund International L.P. and 3,535,611 shares held by DynaFund L.P. DynaFund Ventures LLC is the general partner of DynaFund L.P. and DynaFund International L.P. and exercises investment and voting power over the shares held by these entities. Tony Hung is a vice president of the general partner of the DynaFund entities and is a Director of eToys. He disclaims beneficial ownership of the shares held by the entities except to the extent of his proportionate interest therein.

 (10) Includes 812,500 shares issuable upon exercise of options which will be vested within 60 days of September 30, 1999.

 (11) Includes 244,250 shares issuable upon exercise of options which will be vested within 60 days of September 30, 1999.

 (12) Includes 224,188 shares issuable upon exercise of an option which will be vested within 60 days of September 30, 1999.

 (13) Includes 825,000 shares issuable upon exercise of an option which will be exercisable within 60 days of September 30, 1999, but which are subject to a right of repurchase in our favor at cost in the event Mr. Zambello ceases employment with us.

 (14) Includes 750,000 shares issuable upon exercise of an option which will be exercisable within 60 days of September 30, 1999, but which are subject to a right of repurchase in our favor at cost in the event Mr. Schoch ceases employment with us.

 (15) Includes 600,000 shares issuable upon exercise of an option which will be exercisable within 60 days of September 30, 1999, but which are subject to a right of repurchase in our favor at cost in the event Mr. Hnanicek ceases employment with us.

 (16) Includes 480,000 shares issuable upon exercise of an option which will be exercisable within 60 days of September 30, 1999, but which are subject to a right of repurchase in our favor at cost in the event Ms. Bousquette ceases employment with us.

 (17) Includes the shares described in Notes 7 through 16.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

         (a)      Financial Statements

         Not applicable.

         (b)      Pro Forma Financial Information.

         Not applicable.

         (c)      Exhibits.

         Not applicable.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 eToys Inc.
                                                 (Registrant)



DATE:  June 2, 2000              By: /s/  Steven J. Schoch
                                    ------------------------------------------
                                             Name:    Steven J. Schoch
                                             Title:   Senior Vice President and
                                                      Chief Financial Officer